FORM 8-K

                 SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, D.C. 20549


                           CURRENT REPORT

              PURSUANT TO SECTION 13 OR 15 (d) OF THE

                  SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported): August 31, 1996


                      InterWest Bancorp, Inc.
       (Exact name of registrant as specified in its charter)



    Washington                       0-26632              91-1691216
State or other jurisdiction         Commission         (I.R.S. Employer
     of incorporation               File Number         Identification No.)



1259 West Pioneer Way, Oak Harbor, Washington              98277
(Address of principal executive offices)               (Zip Code)


    Registrant's telephone number (including area code)  (360) 679-4181


                        Not Applicable
    (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

   Effective August 31, 1996, InterWest Bancorp, Inc. ("InterWest") consummated the previously announced acquisition of Central Bancorporation ("Central") and its wholly-owned subsidiary, Central Washington Bank. Central's other banking subsidiary, North Central Washington Bank, was previously merged into Central Washington Bank. The acquisition was accomplished by the merger of Central into InterWest, with InterWest as the surviving corporation (the "Merger"). Each share of Central common stock was converted into the right to receive 1.41 shares of InterWest common stock. InterWest will issue approximately 1,431,600 shares in exchange for all of the outstanding shares of Central common stock. The assets of Central consist primarily of real estate, commercial, installment and agricultural loans and U.S. Government and agency securities.

   Additional information concerning the acquisition is contained in the press release issued by InterWest on September 3, 1996, attached hereto as Exhibit 99 and incorporated herein by reference.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

   (a)  Financial Statements of Business Acquired

   Central's audited Consolidated Balance Sheets as of December 31, 1995 and 1994 and audited Consolidated Statements of Operations, Stockholders' Equity and Cash Flows for the years ended December 31, 1995 and 1994 are attached hereto as Appendix A.

   Central's unaudited Consolidated Balance Sheet of June 30, 1996, and Consolidated Statements of Operations, Stockholders' Equity and Cash Flows for the six months ended June 30, 1996 and 1995 are attached hereto as Appendix B.

   (b)  Pro Forma Financial Information

   Unaudited pro forma condensed combined financial statements reflecting consummation of the Merger are attached hereto as Appendix C. The unaudited pro forma condensed combined statement of financial condition as of June 30, 1996 combines the historical consolidated statements of financial condition of InterWest and Central as if the Merger had occurred on such date after giving effect to certain pro forma adjustments described in the accompanying notes. The unaudited pro forma condensed combined statements of income are presented as if the Merger had been consummated at the beginning of each period presented. InterWest's fiscal year ends September 30 and Central's fiscal year ends December 31. The unaudited pro forma condensed combined statements of income for the three years ended September 30, 1995, 1994 and 1993 present the results of operations of InterWest for the fiscal years ended September 30, 1995, 1994 and 1993 combined with the results for operations of Central with the fiscal years ended December 31, 1995, 1994 and 1993, respectively. The historical consolidated financial statement data for InterWest and Central as of and for the nine months ended June 30, 1996 have been prepared on the same basis as the historical information derived from audited financial statements, and in the opinion of management, contain all adjustments, consisting only of normal recurring accruals, necessary for the fair presentation of results of operations for such periods.

   The unaudited pro forma condensed combined financial statements and notes thereto reflect the application of the pooling of interests method of accounting. The unaudited pro forma condensed combined financial statements included herein are not necessarily indicative of the future results of operations or the future financial position of the combined entities or the results of operations and financial position of the combined entities that would have actually occurred had the transactions been in effect as of the dates or for the periods presented.

   InterWest and Central estimate that they will incur direct transaction costs of approximately $900,000 associated with the Merger which will be charged to operations during the fiscal quarter in which the Merger is consummated. There can be no assurance that InterWest will not incur charges in subsequent quarters to reflect costs associated with the Merger or that management will be successful in their efforts to integrate the operations of the two companies.

   (c)  Exhibits:

      2 Agreement and Plan of Mergers dated as of January 10, 1996 between Central Bancorporation, Central Washington Bank and North Central Washington Bank and InterWest Bancorp, Inc. and InterWest Savings Bank (incorporated by reference to Exhibit 2 to the Registrant's Form 8-K dated January 16, 1996)

     99      Press Release dated September 3, 1996

                                Appendix A



INDEPENDENT AUDITORS' REPORT


Board of Directors
Central Bancorporation
Wenatchee, Washington

We have audited the accompanying consolidated balance sheet of Central Bancorporation (Bancorp) and subsidiaries as of December 31, 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of Bancorp's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The consolidated balance sheet of Bancorp as of December 31, 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended were audited by other auditors whose report, dated January 20, 1995, expressed an unqualified opinion.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Central Bancorporation and subsidiaries as of December 31, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/  Deloitte & Touche, LLP
- ---------------------------


January 19, 1996

CENTRAL BANCORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1995 AND 1994
(dollars in thousands, except per share amounts)
- ------------------------------------------------------------------------------


ASSETS                                                 1995             1994
- ------                                               --------         --------
CASH AND DUE FROM BANKS                              $ 10,507         $ 14,236

INTEREST-BEARING DEPOSITS IN OTHER BANKS                9,387            5,070
                                                     --------         --------
             Cash and cash equivalents                 19,894           19,306

SECURITIES AVAILABLE FOR SALE, cost of
    $26,299 and $26,878                                26,336           26,289

SECURITIES HELD TO MATURITY, fair value of
    $16,744 and $19,677                                16,719           20,216

LOANS                                                 132,894          122,150
    Less allowance for loan losses                      1,795            1,667
                                                     --------         --------
             Loans, net                               131,099          120,483

ACCRUED INTEREST RECEIVABLE                             1,628            1,407

FEDERAL HOME LOAN BANK STOCK                              910              853

PREMISES AND EQUIPMENT, net                             6,074            6,437

OTHER ASSETS, net                                         752              669
                                                     --------         --------
TOTAL                                                $203,412         $195,660
                                                     ========         ========

LIABILITIES AND STOCKHOLDERS' EQUITY
- ------------------------------------
DEPOSITS:
    Interest bearing                                 $152,550         $147,945
    Noninterest bearing                                27,363           27,245
                                                     --------         --------
                                                      179,913          175,190

SHORT-TERM BORROWINGS                                   2,895            2,200
NOTES PAYABLE                                           2,295            3,194
ACCRUED INTEREST AND OTHER LIABILITIES                  2,456            1,678
                                                     --------         --------
             Total liabilities                        187,559          182,262

COMMITMENTS AND CONTINGENCIES (Note 19)

STOCKHOLDERS' EQUITY:
    Common stock, $1.67 par value -
         Authorized 3,000,000 shares;
         issued and outstanding, 1,014,565
         shares in 1995 and 999,243 shares in 1994      1,691            1,666
    Capital surplus                                     2,678            2,616
    Retained earnings                                  11,459            9,506
    Unrealized gain (loss) on securities available
      for sale                                             25            (390)
                                                     --------         --------
         Total Stockholders' Equity                    15,853           13,398
                                                     --------         --------
TOTAL                                                $203,412         $195,660
                                                     ========         ========
See notes to consolidated financial statements.

CENTRAL BANCORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 1995 AND 1994
(dollars in thousands, except per share amounts)
- ------------------------------------------------------------------------------


                                                      1995             1994
                                                    --------         --------

INTEREST INCOME:
    Interest and fees on loans                      $ 12,689         $  9,831
    Interest on securities available for sale          1,273            1,322
    Interest and dividends on investment securities:
         Taxable                                         847              619
         Exempt from federal income tax                  219              246
    Interest income on interest-bearing deposits         561              431
                                                    --------         --------
                 Total interest income                15,589           12,449

INTEREST EXPENSE:
    Interest on deposits                               5,799            4,080
    Interest on short-term borrowing                     145               87
    Interest on note payable                             236              167
                                                    --------         --------
                 Total interest expense                6,180            4,334
                                                    --------         --------
    Net interest income before provision for
        loan losses                                    9,409            8,115

PROVISION FOR LOAN LOSSES                                120               -
                                                    --------         --------
                 Net interest income                   9,289            8,115

OTHER INCOME:
    Mortgage loan servicing fees                         213              200
    Service charges on deposit accounts                1,019              855
    Gain on sales of loans, net                          478               43
    Loss on sales of securities, net                      -              (244)
    Other service charges and fees                       585              603
                                                    --------         --------
                 Total other income                    2,295            1,457

OTHER EXPENSES:
    Salaries and employee benefits                     4,208            3,597
    Occupancy expense of premises                        518              477
    Printing, stationery, and supplies                   361              265
    Equipment and data processing                        711              710
    Legal and professional                               307              215
    Business and occupation taxes                        212              162
    Deposit insurance assessment                         201              336
    Other                                              1,251            1,181
                                                    --------         --------
                 Total other expenses                  7,769            6,943
                                                    --------         --------
INCOME BEFORE INCOME TAX                            $  3,815         $  2,629

INCOME TAX EXPENSE                                     1,260              864
                                                    --------         --------
NET INCOME                                          $  2,555         $  1,765
                                                    ========         ========
NET INCOME PER SHARE                                $   2.46         $   1.70



See notes to consolidated financial statements.

CENTRAL BANCORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1995 AND 1994
(dollars in thousands, except per share amounts)
- ------------------------------------------------------------------------------------------------------------

                                                                                 Net unrealized
                                                                                    gain (loss)
                                                                                  on securities
                               Common        Common      Capital     Retained       available
                               Shares        Stock       Surplus     Earnings        for sale       Total
                             ---------      -------      -------     --------    --------------    -------
BALANCE, January 1, 1994       987,316      $ 1,646      $ 2,536     $ 8,437         $  -          $12,619

  Common stock issued for
    options exercised, net
    of stock redeemed            6,927           12          (12)
  Common stock donated           5,000            8           92        (100)
  Net income                                                           1,765                         1,765
  Cash dividends, $.60 per share                                        (596)                         (596)
  Change in net unrealized
         gain (loss)                                                                  (390)           (390)
                             ---------      -------      -------     --------        ------        -------
BALANCE, December 31, 1994     999,243        1,666        2,616       9,506          (390)         13,398

  Common stock issued for
    options exercised, net
    of stock redeemed           15,322           25           62                                        87
  Net income                                                           2,555                         2,555
  Cash dividends, $.60 per share                                        (602)                         (602)
  Change in net unrealized
         gain (loss)                                                                   415             415
                             ---------      --------     -------     -------         -----         -------
BALANCE, December 31, 1995   1,014,565      $ 1,691      $ 2,678     $11,459         $  25         $15,853
                             =========      =======      =======     =======         =====         =======


See notes to consolidated financial statements.

CENTRAL BANCORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1995 AND 1994
(dollars in thousands, except per share amounts)
- -----------------------------------------------------------------------------


                                                      1995             1994
                                                    --------         --------

OPERATING ACTIVITIES:
    Net income                                      $  2,555         $  1,765
    Adjustments to reconcile net income to
     net cash provided by operating activities:
       Depreciation and amortization                     547              578
       Provision for loan losses                         120               -
       Cash provided (used) by changes in operating
         assets and liabilities:
       Origination of loans held for sale            (13,247)         (12,818)
       Proceeds from sale of loans                    12,000           13,900
       Loss on securities available for sale             244
       Loan fees deferred, net of amortization            74              164
       Dividends on FHLB stock                           (51)             (50)
       Deferred compensation expense                      92              163
       Other                                            (375)             325
                                                    --------         --------
Net cash provided by operating activities              1,715            4,271

INVESTING ACTIVITIES:
  Proceeds from maturing securities held to maturity   6,842            4,535
  Purchases of securities held to maturity            (3,377)         (11,483)
  Proceeds from sales of securities available for sale                  7,224
  Proceeds from maturing securities available
    for sale                                          11,895           15,407
  Purchases of securities available for sale         (11,162)         (10,587)
  Cash received in acquisition, net of cash paid                        7,281
  Loan originations, net of principal repayments      (9,563)         (17,856)
  Acquisition of premises and equipment                 (191)            (277)
                                                    --------         --------
  Net cash used by investing activities               (5,556)          (5,756)

FINANCING ACTIVITIES:
    Net increase in deposits                           4,700            9,699
    Net increase in short-term borrowings              1,144              236
    Proceeds from borrowings                                            2,993
    Proceeds from stock options                           87
    Principal payments on note payable                  (900)          (3,299)
    Cash dividends                                      (602)            (596)
                                                    --------         --------
     Net cash provided by financing activities         4,429            9,033
                                                    --------         --------
INCREASE IN CASH AND CASH EQUIVALENTS                    588            7,548

CASH AND CASH EQUIVALENTS:
    Beginning of year                                 19,306           11,758
                                                    --------         --------
    End of year                                     $ 19,894         $ 19,306
                                                    ========         ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
         INFORMATION:
    Cash paid during the year for:
         Interest                                   $  6,359         $  4,289
         Income taxes                                  1,042              757



See notes to consolidated financial statements.

CENTRAL BANCORPORATION AND SUBSIDIARIES

YEARS ENDED DECEMBER 31, 1995 AND 1994
(dollars in thousands, except per share amounts)
- ------------------------------------------------------------------------------


                                                            1995        1994
                                                           ------      ------

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING
         AND FINANCING ACTIVITIES:

    In 1994, Bancorp purchased all the capital stock of First Bank Washington for $4,119. In connection with the acquisition, liabilities were assumed as follows:

    Fair value of assets                                              $52,709
    Cash paid for capital stock                                        (4,119)
                                                                      -------
    Liabilities assumed                                               $48,590
                                                                      =======





See notes to consolidated financial statements.

CENTRAL BANCORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1995 AND 1994
- ------------------------------------------------------------------------------
NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Central Bancorporation (Bancorp), through its wholly owned subsidiaries, Central Washington Bank and North Central Washington Bank, provides a wide range of banking products and services principally throughout Chelan and Okanogan Counties, and to a lesser degree in Douglas and Grant Counties. This North Central Washington region is predominately agricultural based, and its economic stability is dependent on the strength of the apple industry. Although the subsidiaries have a diversified loan portfolio, a substantial portion of their debtors' ability to pay is dependent on the local economy.

Summarized below are the significant accounting and reporting policies.

     CONSOLIDATION: The consolidated financial statements include the accounts of Bancorp and subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

     CASH EQUIVALENTS: For purposes of reporting cash flows, cash equivalents consist of highly liquid investments with an original maturity of 90 days or less.

     SECURITIES: Securities available for sale are carried at fair value. Significant unrealized holding gains and losses are excluded from earnings and reported net, as a separate component of stockholders' equity until realized. Gains and losses on the sale of investment securities are computed under the specific identification method.

     Securities held to maturity are stated as cost and are adjusted for amortization of premiums and accretion of discounts using a method that approximates the interest method. Securities held to maturity are designated as such at the date of purchase based on management's positive intent and ability to hold such investments to maturity. Unrealized losses resulting from market valuation differences deemed other than temporary are included in earnings. Gains and losses from the sale of investment securities are computed under the specific identification method.

     LOANS: Loans are stated at their principal amount outstanding, net of unearned income (including deferred loan fees and costs). Mortgage loans held for sale are valued at the lower of aggregate cost or market.

     Interest on loans and amortization of unearned income is credited to income on a daily basis, based on principal amounts outstanding at applicable rates. The accrual of interest on impaired loans is discontinued when management has determined that the borrower may be unable to meet payments as they become due. Accrual of interest income is generally discontinued when a loan becomes 90 days past due as to principal or interest. When interest accruals are discontinued, interest credited to income in the current year is reversed, and interest accrued in the prior year is charged to the allowance for loan losses. Interest income is subsequently recognized only to the extend cash payments are received.

     CREDIT RISK AND THE ALLOWANCE FOR LOAN LOSSES: The management of credit risk is the responsibility of Bancorp's Loan Committee. They have established maximum credit limits for single borrowers and for loan classifications generally. The comparison of limits and actual levels of activity is reviewed by the Board of Directors on a regular basis.

     The allowance for loan losses (the allowance) is intended to absorb future possible losses in the loan portfolio. Provisions for loan losses, which are charged to operating expenses and added to the allowance, are based upon several factors including actual loss experience, current and forecasted economic conditions, a review of the quality of the loan portfolio, and other pertinent factors. The balance of the allowance is considered by management adequate to absorb losses which may exist in the loan portfolio at the balance sheet date. In connection with the determination
                                       7
PAGE
     of the allowances for loan losses and real estate owned, management obtains independent appraisals for significant properties.

     As of January 1, 1995, Bancorp adopted Statement of Financial Accounting Standards (SFAS) No. 114, Accounting by Creditors for Impairment of a Loan, and SFAS No. 118, Accounting by Creditors for Impairment of a Loan
     - Income Recognition and Disclosures, an amendment of SFAS No. 114. These statements require that impaired loans that are within their scope be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of collateral if the loan is collateral dependent. Subsequent changes in the measurement of impaired loans shall be reported as a provision for loan losses in the same manner in which impairment initially was recognized or as a reduction in the provision that would otherwise be reported. The adoption of these statements had no material impact on Bancorp's financial condition or results of operations.

     LOAN FEE INCOME: Loan origination fees and certain direct loan origination costs are deferred and the net amount recognized as an adjustment to yield for the contractual life of the related loans. Fees related to lending activities other than the origination of loans are recognized as other income during the period the related services are performed.

     PREMISES AND EQUIPMENT: Premises and equipment are recorded at cost and depreciated over their estimated useful lives. Depreciation expense is computed using the straight-line method. Gains or losses on disposition are reflected in operations. Expenditures for improvements are capitalized and ordinary maintenance and repairs are charged to operations as incurred.

     OTHER REAL ESTATE OWNED: Real estate acquired through foreclosures or in settlement of loans is recorded at the lower of fair market value minus estimated costs to sell or carrying value of the loan at the acquisition date.

     INCOME TAXES: Bancorp and its subsidiaries file a consolidated federal income tax return. Deferred income taxes related to the timing differences of recognizing income and expense for financial statement and income tax purposes are recorded on the liability method.

     MORTGAGE LOAN SERVICING: Mortgage loan servicing fees are based on a percentage of the outstanding loan principal balances being serviced and are included in income as related loan payments from mortgages are collected.

     NET INCOME PER SHARE: Net income per share is computed using the weighted average number of shares of common stock outstanding, including shares issuable under stock option plans, when dilutive, during the periods presented, adjusted for stock splits.

     The weighted average number of shares outstanding used to compute net income per share was 1,038,120 in 1995 and 1,035,120 in 1994.

     USE OF ESTIMATES: The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements. Changes in these estimates and assumptions are considered reasonably possible and may have a material impact on the financial statements. Bancorp has used significant estimates in determining reported reserves and allowances for loan losses, tax liabilities, and other contingencies.

     RECLASSIFICATIONS: Certain items in the accompanying 1994 consolidated financial statements have been reclassified to conform to the 1995 presentation.

NOTE 2:  RESTRICTIONS ON CASH AND DUE FROM BANKS

The subsidiaries are required to maintain reserve balances with the Federal Reserve Bank. The average required reserve at December 31, 1995 and 1994, was approximately $1,468,000 and $1,597,000, respectively. These required reserves are based on specified percentages of the subsidiaries' total average deposits. The percentage of deposits required to be maintained is established by the Federal Reserve Board.

NOTE 3:  SECURITIES

The amortized cost and estimated fair values of securities held to maturity and securities available for sale at December 31, computed on a specific identification basis, are summarized as follows (in thousands):

                                          Gross         Gross
                            Amortized   Unrealized    Unrealized
                               Cost       Gains         Losses      Fair Value
                            ---------   ----------    -----------   ----------
1995
 Securities available for sale:
      U.S. Treasury          $ 18,999       $ 67         $ 27        $ 19,039
      U.S. Government agencies
        and corporations        6,700          1            2           6,699
      Corporate securities        500                       4             496
      Obligations of states and
        political subdivisions    100          2                          102
                             --------       ----         ----        --------
                             $ 26,299       $ 70         $ 33        $ 26,336
                             ========       ====         ====        ========

 Securities held to maturity:
   U.S. Treasury             $  2,998       $  7         $  -        $  3,005
   U.S. Government agencies
     and corporations           4,000         19                        4,019
   Obligations of states and
     political subdivisions     4,720         43            4           4,759
   Mortgage-backed securities   5,001         18           58           4,961
                             --------       ----        -----        --------
                             $ 16,719       $ 87        $  62        $ 16,744
                             ========       ====        =====        ========

                                          Gross         Gross
                            Amortized   Unrealized    Unrealized
                               Cost       Gains         Losses      Fair Value
                            ---------   ----------    -----------   ----------
1994
 Securities available for sale:
   U.S. Treasury             $ 18,437       $  -         $460        $ 17,977
   U.S. Government agencies
     and corporations           7,761                     103           7,658
   Corporate securities           600                      27             573
   Obligations of states and
     political subdivisions        80          1                           81
                             --------       ----         ----        --------
                             $ 26,878       $  1         $590        $ 26,289
                             ========       ====         ====        ========

 Securities held to maturity:
   U.S. Treasury             $  6,450       $  -         $100        $  6,350
   U.S. Government agencies
      and corporations          3,541                      56           3,485
   Obligations of states and
     political subdivisions     4,384                      63           4,321
   Mortgage-backed securities   5,841                     320           5,521
                             --------       ----         ----        --------
                             $ 20,216       $  -         $539        $ 19,677
                             ========       ====         ====        ========

The amortized cost and estimated fair value of securities held to maturity and securities available for sale at December 31, 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturity because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties (in thousands):



                             Securities Held to             Securities
                                 Maturity              Available for Sale
                             ---------------------    -----------------------
                             Amortized      Fair       Amortized         Fair
                               Cost         Value         Cost           Value
                             ---------      -----      ---------         -----
Due in one year or less       $  8,582   $  8,610      $ 19,690       $ 19,680
Due after one year through
  five years                     2,343      2,364         6,509          6,554
Due after five years               793        809           100            102
                              --------   --------      --------       --------
                                11,718     11,783        26,299         26,336
Mortgage-backed securities       5,001      4,961
                              --------   --------
                              $ 16,719   $ 16,744      $ 26,299       $ 26,336
                              ========   ========      ========       ========

Proceeds from sales of securities available for sale were $7,224,000 in 1994. Gross losses of $244,000 were realized on those sales during 1994. There were no sales of securities in 1995.

Securities carried at $3,987,000 and $3,621,000 at December 31, 1995 and 1994, respectively, are pledged to secure public and trust deposits, and for other purposes as required or permitted by law.

NOTE 4:  LOANS

Loans by category at December 31 are summarized as follows (in thousands):


                                                     1995              1994
                                                   --------          ------
     Real Estate:
         1 - 4 single family                       $ 39,640          $ 38,801
         Commercial                                  27,306            25,736
         Construction                                 8,018             5,649
     Installment                                     19,891            18,727
     Commercial                                      20,426            18,255
     Agricultural                                    13,594            12,750
     All other                                        4,019             2,232
                                                   --------          --------
                                                   $132,894          $122,150
                                                   ========          ========


Nonaccrual loans at December 31, 1995 and 1994, totalled approximately $228,000 and $388,000, respectively. Interest income foregone on such loans was $31,000 and $14,000 during 1995 and 1994, respectively. At December 31, 1995, there were no loans considered to be impaired in accordance with SFAS No. 114.

Real estate mortgage loans at December 31, 1995 and 1994, include $1,507,000 and $259,000, respectively, of loans held for sale which are carried at the lower of cost or market value.

Loans serviced for others totalled $76,123,000 and $64,200,000 at December 31, 1995 and 1994, respectively. Custodial accounts maintained in connection with this servicing totalled $990,000 and $929,000 at December 31, 1995 and 1994, respectively.

Bancorp originates both adjustable and fixed interest rate loans. At December 31, 1995, the composition of those loans, less undisbursed amounts, are as follows (in thousands):



                                                                      1995
                                                                      ----
     Fixed rate (term to maturity):
         Three months or less                                      $  5,260
         Three months through one year                                4,989
         Over one year through five years                            25,709
         Over five years                                             21,424
                                                                   --------
                                                                   $ 57,382
                                                                   ========
     Adjustable rate (term to rate adjustment):
         Quarterly or more frequently                              $ 36,426
         Annually or more frequently, but less frequently
              than quarterly                                          9,700
         Every five years or more frequently, but less
              frequently than annually                               28,650
         Less frequently than every five years                          736
                                                                   --------
                                                                   $ 75,512
                                                                   ========


Substantially all of Bancorp's commercial loans are secured by assignments of inventory or accounts receivable, buildings and equipment, or savings deposits; agricultural loans are secured by crops and crop equipment; consumer loans are generally secured by personal property or savings deposits; and all real estate loans are secured by land and buildings.

On May 12, 1995, the FASB issued SFAS No. 122, Accounting for Mortgage Servicing Rights. SFAS No. 122 eliminates distinctions between servicing rights that were purchased and those that were retained upon the sale of loans. The statement requires mortgage servicers to recognize as separate assets rights to service loans, no matter how the rights were acquired. Institutions who sell loans and retain the servicing rights will be required to allocate the total cost of the loans to servicing rights and loans based on their relative fair values if that value can be estimated. SFAS No. 122 is effective for fiscal years beginning after December 15, 1995. Further, SFAS No. 122 requires that all capitalized mortgage servicing rights be periodically evaluated for impairment based upon the current fair value of these rights. This statement will be adopted January 1, 1996; however, it is not anticipated to have a material impact on the results of operations or financial condition of the Bancorp.

NOTE 5:  ALLOWANCE FOR LOAN LOSSES

Transactions in the allowance for loan losses for the years ended December 31 are as follows (in thousands):

                                                            1995        1994
                                                           -------     -------
     Balance, beginning of year                            $ 1,667     $ 1,156
         Provision acquired                                                393
         Provisions                                            120
                                                           -------     -------
                                                             1,787       1,549
         Loans charged off                                    (228)       (64)
         Recoveries on loans previously charged off            236         182
                                                           -------     -------
     Net loans recovered                                         8         118
                                                           -------     -------
     Balance, end of year                                  $ 1,795     $ 1,667
                                                           =======     =======

NOTE 6:  PREMISES AND EQUIPMENT

Premises and equipment at December 31 are summarized as follows (in thousands):

                                                         1995          1994
                                                        -------       ------
     Land                                              $   948       $   948
     Buildings and leasehold improvements                5,137         5,137
     Equipment and fixtures                              3,832         3,680
                                                        -------       -------
                                                         9,917         9,765
     Less accumulated depreciation and amortization      3,843         3,328
                                                        -------       -------
                                                       $ 6,074       $ 6,437
                                                        =======       =======

NOTE 7:  INTEREST-BEARING DEPOSITS

Interest-bearing deposits at December 31 are summarized as follows (in thousands):

                                                        1995          1994
                                                      --------      --------
     Interest-bearing demand (2.0%-2.6%)              $ 38,526      $ 39,626
     Money market accounts (3.0%-4.0%)                  17,851        16,425
     Savings accounts (3.0%-4.5%)                       29,625        34,523
     Time deposits, $100,000 or more (5.0%-7.1%)        13,459        12,155
     Other time deposits (4.0%-8.5%)                    53,089        45,216
                                                      --------      --------
                                                      $152,550      $147,945
                                                      ========      ========

As of December 31, 1995, scheduled maturities of time deposits are as follows (in thousands):

     Year ending December 31
     -----------------------
              1996                                            $ 52,035
              1997                                               6,356
              1998                                               3,119
              1999                                               2,039
              Thereafter                                         2,999
                                                              --------
                                                              $ 66,548
                                                              ========


Interest expense on time deposits of $100,000 or more totalled $759,000 in 1995 and $306,000 in 1994.

NOTE 8:  SHORT-TERM BORROWINGS

Short-term borrowings at December 31 are summarized as follows (in thousands):

                                                            1995         1994
                                                          -------      -------
     Securities sold under repurchase agreements          $   734      $   412
     Federal funds purchased                                1,505          866
     Treasury tax and loan note                               656          922
                                                          -------      -------
                                                          $ 2,895      $ 2,200
                                                          =======      =======

Securities sold under repurchase agreements specify the sale and later repurchase of certain U.S. Government or U.S. Government agency securities at an agreed-upon interest rate. At December 31, 1995 and 1994, Bancorp sold securities with par amounts of $740,000 and $430,000, respectively, with an agreement to repurchase the securities on January 2, 1996 and January 3, 1995, at an interest rate of 5.53% and 6.06%, respectively.

NOTE 9:  NOTES PAYABLE

The subsidiaries have fixed and variable rate advances collateralized under blanket pledge agreements with the Federal Home Loan Bank totalling $500,000 at both December 31, 1995 and 1994. Of the amount outstanding at December 31, 1994, $250,000 matures on September 9, 1997, with interest payable monthly at 5.38%. The remaining amount outstanding of $250,000 at December 31, 1995, matures on March 3, 1998, with interest payable monthly at 5.26%.

Bancorp has a note payable of $1,800,000 and $2,700,000 at December 31, 1995 and 1994, respectively, maturing in April 28, 1999. Principal is payable in semiannual installments of $300,000, and interest is payable quarterly at prime plus one-half percent. The note is secured by all outstanding stock of Central Washington Bank.

NOTE 10:  INCOME TAXES

The components of income tax expense for the years ended December 31 were as follows (in thousands):

                                             1995              1994
                                           -------           ------
     Current                               $ 1,143           $   847
     Deferred                                  117                17
                                           -------           -------
                                           $ 1,260           $   864
                                           =======           =======

The reasons for the differences between income tax expense and the amount computed by applying the statutory federal income tax rate to income before income tax expense are as follows (in thousands):

                                          1995                     1994
                                    ------------------        -------------
                                    Amount          %         Amount      %
                                    ------          -         ------      -
     Expected tax expense           $1,297         34%        $  894     34%
     Tax-exempt interest               (82)        (2)           (74)    (3)
     Other                              45          1             44      2
                                    ------         --         ------     --
                                    $1,260         33%        $  864     33%
                                    ======         ==         ======     ==

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31 are presented below (in thousands):

                                                    1995              1994
                                                   ------            ------
     Deferred tax assets:
         Deferred loan fees                        $   68            $   59
         Loan loss reserve                            312               104
         Vacation accruals                              9                54
         Deferred compensation expense                216               190
         Unrealized losses on securities
              available for sale                                        201
         Other                                         18                49
                                                   ------            ------
              Gross deferred tax assets               623               657

     Deferred tax liabilities:
         FHLB dividends                               (81)              (59)
         Depreciation                                (670)             (529)
         Unrealized gain on securities
              available for sale                      (13)
         Other                                       (147)              (26)
                                                   ------            ------
              Gross deferred liabilities             (911)             (614)
                                                   ------            ------
                                                   $ (288)           $   43
                                                   ======            ======
                                      13

NOTE 11:  STOCKHOLDERS' EQUITY

     CAPITAL REQUIREMENTS: Bancorp and its subsidiaries are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory (and possibly additional discretionary) actions by regulators that, if undertaken, could have a direct material effect on Bancorp's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, Bancorp and its subsidiaries must each meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Bancorp and its subsidiaries' capital amounts and classification are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require Bancorp and its subsidiaries to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1995, that Bancorp and its subsidiaries meet all capital adequacy requirements to which they are subject.

     The Federal Deposit Insurance Corporation (FDIC) has implemented new regulations that establish categories of institutions with respect to capital as required by the Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA). Depending on Bancorp and its subsidiaries' FDICIA category classification, the FDIC may restrict certain of their activities, including acceptance of brokered deposits or offering interest rates on deposits that are significantly higher than prevailing interest rates. In order to be categorized as a well-capitalized institution, the FDIC requires financial institutions it regulates to maintain a leverage ratio, defined as Tier I capital divided by total regulatory assets, of at least 5%, total risk-based capital of at least 10% of risk-weighted assets; and Tier I risk-based capital of at least 6% of risk-weighted assets.

     As of December 31, 1995, the most recent notification from the FDIC categorized Bancorp as well capitalized under the regulatory framework for prompt corrective action.

     At December 31, 1995, Bancorp had the following regulatory capital and capital ratios calculated in accordance with FDIC standards (amounts in thousands):
                                                             Minimum Capital
                                      Actual                   Requirement
                                ------------------        --------------------
                                Amount       Ratio        Amount        Ratio
                                ------       -----        ------        -----
Central Bancorporation:
  Total capital (to risk-
    weighted assets)           $17,519      13.0 %       $10,816        8.0 %
  Tier I capital (to risk-
    weighted assets)            15,828      11.7           5,408        4.0
  Tier I capital (to
    average assets)             15,828       7.7           8,207        4.0

Central Washington Bank:
  Total capital (to risk-
    weighted assets)           $13,763      13.4 %       $ 8,204        8.0 %
  Tier I capital (to risk-
    weighted assets)            12,481      12.2           4,102        4.0
  Tier I capital (to
    average assets)             12,481       8.4           5,925        4.0

North Central Washington Bank:
  Total capital (to risk-
    weighted assets)           $ 5,238      16.2 %       $ 2,592        8.0 %
  Tier I capital (to risk-
    weighted assets)             4,832      14.9           1,296        4.0
  Tier I capital (to
    average assets)              4,832       8.5           2,274        4.0



     DIVIDENDS: Bancorp paid dividends of $.60 per share in 1995 and $.60 per share in 1994. On January 10, 1996, Bancorp declared a $.40 per share cash dividend payable by February 9, 1996, to stockholders of record on January 10, 1996.

     RESTRICTIONS ON DIVIDENDS: There are limited restrictions on the ability of Bancorp to pay dividends from its retained earnings; however, under Washington State banking law, Bancorp's banking subsidiaries may not, without approval of the Director of the State Department of Financial Institutions (Director), declare dividends payable to Bancorp in excess of undivided profits, as defined by statute, less any required transfers to surplus. This State statute also grants to the Director the discretion to require any bank to suspend the payment of any and all dividends until any requirements that may have been made by the Director, or any duly appointed examiner, shall have been complied with. At December 31, 1995 and 1994, the subsidiaries could have provided funds to Bancorp of up to approximately $7,715,000 and $6,911,000, respectively, without further approval of regulatory authorities.

     STOCK OPTIONS: In 1986, the stockholders authorized and Bancorp adopted an Incentive Stock Option Plan (the Plan) for officers and key employees. All options granted immediately become exercisable. In total, as many as 94,000 shares may be issued under the Plan until the Plan's expiration date in 1996. At December 31, 1995, 34,686 options previously granted under the 1986 Plan remain outstanding.

     In 1992, the stockholders approved the Company's 1992 Stock Option Plan, which reserved an additional 60,000 shares of Bancorp's common stock for the granting of options to key employees. Options granted under this stock option plan vest over a period of seven to ten years. At December 31, 1995, 22,150 options had been granted, and no options had been exercised.

     In 1994, the stockholders approved the Company's 1994 Director's Stock Option Plan, which reserved an additional 60,000 shares of Bancorp's common stock for the granting of options to directors. All options granted immediately become exercisable. At December 31, 1995, 40,000 options had been granted, and no options had been exercised.

     Information on options is summarized below:
                                                   Shares          Price
                                                Under Option      Per Share
                                                ------------    --------------
December 31, 1993                                   68,944      $5.08 - $16.00
         Granted                                    52,500           20.00
         Exercised                                   9,286            5.08
                                                   -------
December 31, 1994                                  112,158       5.08 -  20.00
         Granted
         Exercised                                  15,322       5.08 -   8.14
                                                   -------
December 31, 1995                                   96,836
                                                   =======

     Exercisable shares under option at December 31, 1995, totalled 80,822 at a price of $5.08 to $20.00 per share. Exercisable shares under option at December 31, 1994, totalled 91,387 at a price of $5.08 to $20.00 per share.

     During 1994, 9,286 shares under option were exercised at a price of $5.08 per share. These shares were issued in an exchange whereby Bancorp redeemed 2,359 shares of its common stock with a market price of $20.00 per share, in exchange for the shares issued under option.

     During 1994, Bancorp issued 5,000 shares of its common stock to the original investors of Sentinel Bancorporation (Sentinel) at a market price of $20.00 per share. Sentinel was incorporated with the intention of purchasing First Bank Washington from First Bank System, Inc. First Bank Washington was subsequently purchased by Bancorp, and 5,000 shares were issued to Sentinel's investors for their efforts and resulting benefit to Bancorp.

NOTE 12:  EMPLOYEE BENEFIT PLANS

Bancorp has adopted a 401(k) savings and profit sharing plan (PSP). All full-time employees who have been continuously employed for one year are eligible to participate by having a percentage of their pay deferred under the PSP. Bancorp, at its direction, may contribute a portion of the profits to the PSP. Participants will receive their share of those profits upon retirement or termination subject to a vesting schedule. The PSP provides deferred investment options to participants. Bancorp's contribution to the PSP was $69,000 during 1995 and $46,000 during 1994.

NOTE 13:  DEFERRED COMPENSATION PLANS

Bancorp adopted deferred compensation plans for the subsidiaries' directors and for Bancorp's executive officer. The plans allow for the deferral of director fees and executive compensation until retirement or termination of the plans. Under the terms of the plans, Bancorp agrees to pay the deferred amount plus interest at retirement (or sooner based upon the agreements' provisions) over a ten- to fifteen-year period. Bancorp has purchased insurance policies on the lives of the plan participants as a vehicle to fund the benefits payable under the agreements. The amounts charged to operations for these plans were $92,000 in 1995 and $169,000 in 1994.

NOTE 14:  INCENTIVE PLANS

The subsidiaries have adopted voluntary incentive compensation plans for employees, senior officers, and directors. The plans allow for additional compensation based upon a predetermined level of Bancorp or subsidiary profitability, as defined. The amounts charged to operations for these plans were $487,000 in 1995 and $237,000 in 1994.

NOTE 15:  RELATIONSHIPS WITH AFFILIATES, DIRECTORS, AND EXECUTIVE OFFICERS

Bancorp and the subsidiaries have had and expect to have transactions in the ordinary course of business with many of their directors, executive officers, their associates, and family members.

The table below reflects information concerning loans (in thousands) by the subsidiaries to the above-mentioned related parties at December 31. In the opinion of management, these credit transactions did not, at the time they were entered into, involve more than normal risk of collectibility or present other unfavorable features.
                                                           Amounts
                                      1994    Additions    Collected     1995
                                     ------   ---------    ---------    ------
Loans to directors, executive
  officers, and family members       $  514     $ 600       $ 123       $  991
Loans to companies of which
  directors were principal
  stockholders or directors             487       326         192          621
                                     ------     -----       -----       ------
                                     $1,001     $ 926       $ 315       $1,612
                                     ======     =====       =====       ======
Percent of loans outstanding           .82%                              1.21%
                                     ======                             ======

NOTE 16:  FAIR VALUE OF FINANCIAL INSTRUMENTS

The following estimated fair value amounts have been determined by Bancorp using available market information and appropriate valuation methodologies. However, considerable judgement is required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts Bancorp could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

The fair value of financial instruments was as follows at December 31, 1995 (in thousands):

                                                        Carrying      Fair
                                                         Amount       Value
                                                        --------     --------
Financial assets:
  Cash and due from banks                               $ 10,507     $ 10,507
  Interest-bearing deposits in other banks                 9,387        9,387
  Federal Home Loan Bank stock                               910          910
  Securities available for sale                           26,336       26,336
  Securities held to maturity                             16,719       16,744
  Loans, exclusive of allowance for loan losses          132,894      132,832

Financial liabilities:
  Noninterest-bearing deposits                            27,363       27,363
  Interest-bearing deposits:
    Demand deposits                                       86,002       86,002
    Time deposits                                         66,548       66,638
  Short-term borrowings                                    2,895        2,895
  Notes payable                                            2,295        2,295

Off-balance sheet information:
  Commitments on line-of-credit arrangements
  Undrawn credit card lines
  Standby letters of credit


The following methods and assumptions were used to estimate the fair value of each class of financial instrument as of December 31, 1995:

     CASH AND DUE FROM BANKS, INTEREST-BEARING DEPOSITS, FEDERAL FUNDS SOLD:
     The carrying amount represented fair value.

     SECURITIES AVAILABLE FOR SALE: Fair values were based on quoted market prices or dealer quotes.

     LOANS: Loans were priced using the discounted cash flow method. The discount rate used was the rate currently offered on similar products.

     NONINTEREST-BEARING DEPOSITS: The fair value of noninterest-bearing accounts was the amount payable on demand at the reporting date.

     INTEREST-BEARING DEPOSITS, DEMAND DEPOSITS: The fair value of demand deposit accounts was the amount payable on demand at the reporting date.

     INTEREST-BEARING DEPOSITS, TIME DEPOSITS: For time certificates of deposit, the fair value was determined using the discounted cash flow method. The discount rate was equal to the rate currently offered on similar products.

     SHORT-TERM BORROWINGS: These notes are based on current rates equal to current market rates.

     NOTES PAYABLE: These notes were valued using the discounted cash flow method. The discount rate was equal to rates currently offered on similar borrowings.

     COMMITMENTS ON LINE-OF-CREDIT AGREEMENTS, UNDRAWN CREDIT CARD LINES, AND STANDBY LETTERS OF CREDIT: Total outstanding commitments are primarily credit cards and personal lines of credit totalling $22,925,000 and $24,221,000 at December 31, 1995 and 1994, respectively. These commitments are at market interest rates.

NOTE 17:  CONDENSED FINANCIAL INFORMATION OF CENTRAL BANCORPORATION

Condensed financial information of Central Bancorporation (parent only) for the years ended December 31, 1995 and 1994, follows (in thousands):



BALANCE SHEETS                                         1995         1994
- --------------                                       --------     --------
    Assets:
         Cash and due from banks                     $    440     $     65
         Investment in subsidiaries                    17,338       16,120
         Other assets, net                                325          258
                                                     --------     --------
    Total                                            $ 18,103     $ 16,443
                                                     ========     ========
    Liabilities:
         Notes payable                               $  1,795     $  2,694
         Other liabilities                                455          351
                                                     --------     --------
                 Total liabilities                      2,250        3,045

    Stockholders' equity:
         Common stock                                   1,691        1,666
         Capital surplus                                2,678        2,616
         Retained earnings                             11,459        9,506
         Unrealized gain (loss) on
           securities available for sale                   25         (390)
                                                     --------     --------
                 Total stockholders' equity            15,853       13,398
                                                     --------     --------
    Total                                            $ 18,103     $ 16,443
                                                     ========     ========

STATEMENTS OF OPERATIONS
    Equity in net income of subsidiary               $  3,129     $  2,228
    Expenses:
         Interest expense                                 219          152
         Operating expenses                               746          551
                                                     --------     --------
                 Total expenses                           965          703
                                                     --------     --------
    Net income before federal income taxes              2,164        1,525
    Federal income tax benefit                            391          240
                                                     --------     --------
    Net income                                       $  2,555     $  1,765
                                                     ========     ========

STATEMENTS OF CASH FLOWS                                     1995      1994
- ------------------------                                   --------   -------

  Operating activities:
        Net income                                          $ 2,555   $ 1,765
         Adjustments to reconcile net income to
           net cash provided by operating activities:
                Equity in net income of subsidiary           (3,129)   (2,228)
                Dividends received from subsidiary            1,860     2,400
                Other assets and liabilities                    504       116
                                                            -------   -------
        Net cash provided by operating activities             1,790     2,053

  Investing activities:
        Payments for investment in subsidiary                          (4,119)

  Financing activities:
        Proceeds from issuance of note payable                          2,993
        Proceeds from stock options                              87
        Principal repayment of note payable                    (900)     (299)
        Cash dividends                                         (602)     (596)
                                                            -------   -------
        Net cash provided (used) by financing activities     (1,415)    2,098
                                                            -------   -------
   Increase in cash due from banks                              375        32

  Cash and due from banks:
        Beginning of year                                        65        33
                                                            -------   -------
        End of year                                         $   440   $    65
                                                            =======   =======

  Supplemental disclosure of cash flow information:
  Cash paid during the year for:
        Interest                                            $   219   $   152
        Income tax                                            1,042       757

NOTE 18:  ACQUISITION OF FIRST BANK WASHINGTON

On April 30, 1994, Bancorp completed the cash purchase of 100% of the common stock of First Bank Washington, a wholly owned subsidiary of FBS Washington Bancorporation and First Bank System, Inc. The purchase price, including acquisition cost, of $4,119,000 was financed with a combination of cash and by a $3,000,000 note payable to an unaffiliated lender. The acquisition was accounted for as a purchase for financial statement purposes, and operations of the acquired bank are included in the financial statements from May 1, 1994, onward. Below is a summary of the fair values of First Bank Washington's assets and liabilities at the date of acquisition (in thousands):


Total cash and cash equivalents                                    $ 11,400
Securities                                                           11,202
Net loans                                                            27,499
Other assets                                                          2,608
Deposits                                                            (48,428)
Other liabilities                                                      (162)
                                                                   --------
Net assets acquired                                                $  4,119
                                                                   ========


As of May 1, 1994, the name First Bank Washington was changed to North Central Washington Bank.

The income statements presented for December 31, 1995 and 1994, are not comparable because the December 31, 1994, statements only contain eight months of activity. To facilitate comparability, below are condensed pro forma financial statements as though the purchase had occurred on December 31, 1993 (in thousands, except per share amounts):

CONDENSED PRO FORMA STATEMENTS OF OPERATIONS
- --------------------------------------------
                                             Twelve Months ended December 31,
                                             --------------------------------
                                               1995               1994
                                             --------           --------
                                                     (unaudited)
Interest income                              $ 15,589           $ 13,520
Interest expense                                6,180              4,788
Provision for loan loss                           120
                                             --------           --------
     Net interest income                        9,289              8,732

Other income                                    2,295              1,602
Other expense                                  (7,769)            (7,595)
Income tax expense                             (1,260)              (902)
                                             --------           --------
Net income                                   $  2,555           $  1,837
                                             ========           ========
Net income per share                         $   2.46           $   1.77
                                             ========           ========

NOTE 19:  COMMITMENTS AND CONTINGENCIES

In the normal course of business, there are various commitments outstanding and contingent liabilities (such as guarantees and commitments to extend credit, etc.) that are not reflected in the accompanying financial statements. Commitments to extend credit are agreements to lend to a borrower as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require the payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Bancorp evaluates each borrower's creditworthiness on a case-by-case basis. The amount of the collateral obtained, if it is deemed necessary by Bancorp upon extension of credit, is based on management's credit evaluation of the borrower. Collateral held varies but may include accounts receivable; inventory; property, plant, and equipment; and deposits.

Standby letters of credit are conditional commitments issued by the subsidiaries to guarantee the performance of a customer to a third party. Generally, standby letters of credit are expected to expire without being drawn upon. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to borrowers. The subsidiaries hold real or personal property as collateral supporting those commitments for which collateral is necessary.

The amounts committed under these agreements represent the maximum potential loss of principal, if fully drawn and if the customer defaults. However, the actual credit risk varies depending on the creditworthiness of the customer and the value of the collateral held.

Commitments outstanding at December 31 are summarized as follows (in thousands):
                                                   1995              1994
                                                 -------           -------
Loan commitments                                 $18,416           $20,477
Undrawn credit card lines                          4,419             3,342
Standby letters of credit                             90               412


NOTE 20:  PROPOSED MERGER

On January 10, 1996, Bancorp and its subsidiary banks entered into an agreement and plan of mergers with InterWest Bancorp, Inc., Oak Harbor, Washington and InterWest's subsidiary, InterWest Savings Bank, pursuant to which Bancorp will be merged into InterWest. The merger agreement provides that Bancorp's common stock will be exchanged for shares of InterWest common stock pursuant to a specified exchange ratio. Consummation of the acquisition is subject to several conditions, including receipt of applicable regulatory approval and approval by Bancorp and InterWest shareholders.

                                Appendix B

CENTRAL BANCORPORATION
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)

- ------------------------------------------------------------------------------
                                                    JUNE 30,     DECEMBER 31,
                                                      1996          1995
- ------------------------------------------------------------------------------

ASSETS
Cash and due from banks                              $9,762       $10,507
Interest bearing deposits in other banks             16,127         9,387
                                                   --------      --------
    Cash and cash equivalents                        25,889        19,894
Securities available for sale, at market             22,716        26,336
Securities held to maturity (market value
  of $14,520 in 1996 and $16,744 in 1995)            14,579        16,719
Loans                                               132,792       132,894
  Less allowance for loan losses                      2,008         1,795
                                                   --------      --------
Loans, net                                          130,784       131,099
Accrued interest receivable                           1,687         1,628
Federal Home Loan Bank stock                            943           910
Premises and equipment, net                           5,841         6,074
Other assets, net                                       829           752
                                                   --------      --------
  Total assets                                     $203,268      $203,412
                                                   ========      ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:

  Non-interest bearing demand                       $27,474       $27,363
  Interest-bearing                                  153,562       152,550
                                                   --------      --------
  Total deposits                                    181,036       179,913

Short-term borrowings                                 2,732         2,895
Notes payable                                           500         2,295
Accrued interest and other liabilities                2,541         2,456
                                                   --------      --------
  Total liabilities                                 186,809       187,559

Stockholders' equity:
  Common stock, $1.67 par value. Authorized
    3,000,000 shares; issued and outstanding
    1,015,315 in 1996 and 1,014,565 in 1995.          1,692         1,691
  Surplus                                             2,692         2,678
  Retained earnings                                  12,114        11,459
  Unrealized gain (loss) on securities
    available for sale                                  (39)           25
                                                   --------      --------
  Total stockholders' equity                         16,459        15,853
                                                   --------      --------
Total liabilities and stockholders' equity         $203,268      $203,412
                                                   ========      ========





See accompanying notes to consolidated financial statements.

CENTRAL BANCORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)                  (unaudited)



- ------------------------------------------------------------------------------
                                    THREE MONTHS ENDED       SIX MONTHS ENDED
                                          JUNE 30                JUNE 30,
                                    1996          1995      1996         1995
- ------------------------------------------------------------------------------

INTEREST INCOME:
  Interest and fees on loans      $3,214        $3,176     $6,402      $6,175
  Interest on securities:
    Taxable                          462           526        977       1,102
    Exempt from federal income tax    62            52        122         104
  Other interest income              271           111        474         189
                                  ------        ------     ------      ------
    Total interest income          4,009         3,865      7,975       7,570

INTEREST EXPENSE:
  Interest on deposits             1,489         1,463      3,000       2,737
  Interest on borrowings              76            96        166         198
                                  ------        ------     ------      ------
    Total interest expense         1,565         1,559      3,166       2,935
                                  ------        ------     ------      ------
    Net interest income            2,444         2,306      4,809       4,635
Provision for loan losses             -             -          -           -
                                  ------        ------     ------      ------
    Net interest income after the
      provision for loan loss      2,444         2,306      4,809       4,635

OTHER INCOME:
  Loan servicing fees                 62            49        125          98
  Service charges on deposit
    accounts                         259           253        505         502
  Gain on sales of loans, net         80           101        166         139
  Other service charges and fees     163           157        315         290
                                  ------        ------     ------      ------
    Total other income               564           560      1,111       1,029

Other expenses:
  Salaries and employee benefits   1,013           985      2,115       2,010
  Occupancy expense of premises      125           122        278         238
  Printing, stationery and supplies   66            87        154         176
  Equipment and data processing      165           186        341         354
  Legal and professional              82            48        253         102
  Business and occupation taxes       51            53        103          98
  Deposit insurance assessment         1            98          2         196
  Other                              280           308        561         616
                                  ------        ------     ------      ------
    Total other expenses           1,783         1,887      3,807       3,790
                                  ------        ------     ------      ------
    Income before income tax
      expense                      1,225           979      2,113       1,874
Income tax expense                   355           307        647         573
                                  ------        ------     ------      ------
    Net income                      $870          $672     $1,466      $1,301
                                  ======        ======     ======      ======
Net income per share               $0.82         $0.65      $1.39       $1.25
                                  ======        ======     ======      ======



See accompanying notes to consolidated financial statements.

CENTRAL BANCORPORATION
Consolidated Statements of Cash Flows
(Dollars in Thousands)  (unaudited)



- ------------------------------------------------------------------------------
                                                     SIX MONTHS ENDED June 30,
                                                         1996          1995
- ------------------------------------------------------------------------------

OPERATING ACTIVITIES:
  Net income                                           $1,466        $1,301
  Adjustments to reconcile net income to net cash
  provided by (used in) operating activities:
    Depreciation and amortization                         284           256
    Cash provided (used) by changes in operating
        assets and liabilities:
        Origination of loans held for sale             (8,825)      (10,837)
        Proceeds from sale of loans                     9,532        10,800
        Loan fees deferred, net of amortization            52           111
        Dividends on FHLB stock                           (34)          (25)
        Other                                            (482)          (85)
                                                     --------      --------
  Net cash provided by  operating activities            1,993         1,521

INVESTING ACTIVITIES:
  Proceeds from maturing securities held to maturity   14,471         1,309
  Purchase of  securities held to maturity            (10,902)         (317)
  Proceeds from maturing securities available for sale  5,005         7,776
  Purchase of  securities available for sale           (2,847)       (1,021)
  Loans originations, net of principal repayments        (445)      (10,402)
  Acquisition of premise and equipment                    (51)          (23)
                                                      -------       --------
  Net cash used in investing activities                 5,231        (2,678)

FINANCING ACTIVITIES:
    Net increase (decrease)  in deposits                1,125         2,031
    Net increase in short-term borrowings                (163)          390
    Proceeds from stock options exercised                  15            57
    Principal payments on notes payable                (1,800)         (300)
    Cash dividends                                       (406)         (350)
                                                      -------       -------
  Net cash provided by (used in) financing activities  (1,229)        1,828

  Net increase  in cash and cash equivalents            5,995           671
  Cash and cash equivalents at beginning of year       19,894        19,306
                                                      -------       -------
  Cash and cash equivalents at end of period          $25,889       $19,977
                                                      =======       =======

  Supplemental disclosure of cash flow information:
    Cash paid during the period for:
              Interest                                 $3,060        $2,563
              Income tax                                  726           555



See accompanying notes to consolidated financial statements.

CENTRAL BANCORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1. BASIS OF PRESENTATION

         The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 1996 are not necessarily indicative of the results anticipated for the year ending December 31, 1996. For additional information refer to the consolidated financial statements and footnotes thereto included in Central Bancorporation's annual report on Form 10-KSB for the year ended December 31, 1995.

2. NET INCOME PER SHARE

         Net income per share is computed using the weighted average number of common stock outstanding, including shares issuable under stock options plans, when dilutive, during the periods presented.

         The weighted average number of shares outstanding used to compute net income per share was 1,058,137 during the quarter and 1,055,203 during the six month periods in 1996 and 1,037,770 during the quarter and 1,038,438 during the six month periods in 1995, respectively.

3.  STATEMENT OF CASH FLOWS

         For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks, interest bearing deposits, and federal funds sold.

4.  CONSOLIDATION

         The consolidated financial statements include the accounts of Central Bancorporation, Central Washington Bank, North Central Washington Bank, and Central Financial Services, Inc. All significant inter-company balances and transactions have been eliminated in consolidation.

5.  PENDING MERGER

         On January 10, 1996, Bancorp and its subsidiary banks entered into an agreement and plan of mergers with InterWest Bancorp, Inc., Oak Harbor, Washington and InterWest's subsidiary, InterWest Savings Bank, pursuant to which Bancorp will be merged into InterWest. The merger agreement provides that Bancorp's common stock will be exchanged for shares of InterWest common stock pursuant to a specified exchange ratio. Consummation of the acquisition is subject to several conditions, including receipt of applicable regulatory approval. Stockholder approval was obtained during June of 1996.

6.  DIVIDEND PAYABLE

         On June 26, 1996, the directors of Bancorp declared a $.40 dividend payable on July 26,1996, to those stockholders of record on July 10, 1996. The amount of the dividend payable was recorded as a reduction in retained earnings and an increase in accrued interest and other liabilities.

                                Appendix C

       Pro Forma Condensed Combined Statement of Financial Condition
                               June 30, 1996
                                (unaudited)


                                                      Pro Forma     Pro Forma
                            InterWest     Central     Adjustments   Combined
                            ---------     -------     -----------   ---------
                                            (In thousands)
Assets
Cash and deposits. . . . . $   22,321    $ 25,889         $ --      $ 48,210
Investment securities, net      1,757      29,678           --        31,435
FHLB stock . . . . . . . .     19,589         943           --        20,532
Mortgage-backed securities,
  net  . . . . . . . . . .    516,997       7,617           --       524,614
Loans held for sale. . . .         --         802           --           802
Loans receivable, net. . .    801,652     129,982           --       931,634
Premises and equipment, net    28,049       5,841           --        33,890
Real estate owned. . . . .     10,448          --           --        10,448
Accrued interest receivable     8,907       1,687           --        10,594
Deferred assets  . . . . .         --          --           --            --
Other assets . . . . . . .      4,206         829           --         5,035
                            ---------     -------     -----------   ---------
  Total assets . . . . . . $1,413,926    $203,268        $  --    $1,617,194

Liabilities and Stockholders' Equity
Savings accounts . . . . . $  798,681    $114,300        $  --    $  912,981
NOW accounts . . . . . . .     88,704      66,736           --       155,440
                            ---------     -------     -----------   ---------
Total deposits . . . . . .    887,385     181,036           --     1,068,421

Current and deferred income
  taxes  . . . . . . . . .      1,754         313          (315)       1,752
Advances from FHLB . . . .    356,193         500           --       356,693
Accrued transaction costs.         --          --           900          900
Other liabilities. . . . .     72,255       4,960           --        77,215
                            ---------     -------     -----------   ---------
 Total liabilities . . . .  1,317,587     186,809           585    1,504,981

Stockholders' equity . . .     96,339      16,459          (585)     112,213
                            ---------     -------     -----------   ---------
 Total liabilities and
   stockholders' equity. . $1,413,926    $203,268        $  --    $1,617,194


See accompanying Notes to Pro Forma Condensed Combined Financial Statements.

           Pro Forma Condensed Combined Statement of Operations
                      Nine Months Ended June 30, 1996
                                (unaudited)

                                                                   Pro Forma
                                         InterWest     Central     Combined
                                         ---------     -------     --------
                                        (In thousands, except per share data)

Interest income. . . .                     $76,721     $12,009      $88,730
Interest expense . . .                      45,800       4,786       50,586
                                         ---------     -------     --------
Net interest income. .                      30,921       7,223       38,114

Provision for loan losses. . .                 760         --           760
                                         ---------     -------     --------
Net interest income after
  provision for loan losses. .              30,161       7,223       37,384

Other Income:
 Service charges and
   fee income. . . . .                       3,177         947        4,124
 Income from real estate
   operations. . . . .                         213         --           213
 Gains on sales of loans and
   mortgage-backed securities                1,493         293        1,786
 Other income. . . . .                       2,626         465        3,091
                                         ---------     -------     --------
     Total . . . . . .                       7,509       1,705        9,214

Other Expenses:
 Compensation and benefits . .              10,873       3,319       14,192
 Occupancy and equipment . . .               3,776         940        4,716
 Other . . . . . . . .                       5,849       1,720        7,569
                                         ---------     -------     --------
     Total . . . . . .                      20,498       5,979       26,477

Income before taxes. .                      17,172       2,949       20,121
Provision for federal
 income taxes. . . . .                       5,913       1,009        6,922
                                         ---------     -------     --------
Net income . . . . . .                     $11,259     $ 1,940      $13,199

Weighted average shares outstanding:
 Primary . . . . . . .                   6,663,433   1,049,212    8,032,822
 Fully diluted . . . .                   6,553,433   1,049,212    8,032,822
Net income per share
 Primary . . . . . . .                    $   1.72    $   1.85     $   1.64
 Fully diluted . . . .                        1.72        1.85         1.64


See accompanying Notes to Pro Forma Condensed Combined Financial Statements.

           Pro Forma Condensed Combined Statement of Operations
                     Year Ended September 30, 1995 (1)
                                (unaudited)

                                                                   Pro Forma
                                         InterWest     Central     Combined
                                         ---------     -------     --------
                                        (In thousands, except per share data)
Interest income. . . .                     $84,675     $15,589     $100,264
Interest expense . . .                      51,746       6,180       57,926
                                         ---------     -------     --------
Net interest income. .                      32,929       9,409       42,338

Provision for loan losses. . .                 600         120          720
Net interest income after provision      ---------     -------     --------
 for loan losses . . .                      32,329       9,289       41,618

Other Income:
 Service charges and fee income. . . . .     2,327       1,604        3,931
 Income from real estate operations. . .        16         --            16
 Gains on sales of loan servicing. . . .     1,831         478        2,309
 Gains on sales of loans and
  mortgage-backed securities .                 726         --           726
 Other income. . . . .                       2,797         213        3,010
                                         ---------     -------     --------
     Total . . . . . .                       7,697       2,295        9,992

Other Expenses:
 Compensation and benefits . .              10,931       4,208       15,139
 Occupancy and equipment . . .               4,171       1,229        5,400
 Other . . . . . . . .                       7,031       2,332        9,363
                                         ---------     -------     --------
     Total . . . . . .                      22,133       7,769       29,902

Income before taxes. .                      17,893       3,815       21,708
Provision for federal
 income taxes. . . . .                       6,087       1,260        7,347
                                         ---------     -------     --------
  Net income . . . . .                     $11,806     $ 2,555     $ 14,361

Weighted average shares outstanding. .   6,508,329   1,038,120    7,972,078
Net income per share .                       $1.81       $2.46        $1.80

- ---------------
(1) The historical financial information for Central is for the year ended December 31, 1995.

See accompanying Notes to Pro Forma Condensed Combined Financial Statements.

           Pro Forma Condensed Combined Statement of Operations
                     Year Ended September 30, 1994 (1)
                                (unaudited)

                                                                   Pro Forma
                                         InterWest     Central     Combined
                                         ---------     -------     --------
                                        (In thousands, except per share data)
Interest income. . . .                     $69,821     $12,449      $82,270
Interest expense . . .                      36,351       4,334       40,685
                                         ---------     -------     --------
Net interest income. .                      33,470       8,115       41,585

Provision for loan losses. . .                 900         --           900
Net interest income after provision      ---------     -------     --------
 for loan losses . . .                      32,570       8,115       40,685

Other Income:
 Service charges and fee income. . . . .     2,240       1,458        3,698
 Income from real estate operations. . .       746         --           746
 Gains on sales of loans and
  mortgage-backed securities .               1,533        (201)       1,332
 Other income. . . . .                       1,732         200        1,932
                                         ---------     -------     --------
     Total . . . . . .                       6,251       1,457        7,708

Other Expenses:
 Compensation and benefits . .              10,295       3,597       13,892
 Occupancy and equipment . . .               3,857       1,187        5,044
 Other . . . . . . . .                       6,551       2,159        8,710
                                         ---------     -------     --------
     Total . . . . . .                      20,703       6,943       27,646

Income before taxes. .                      18,118       2,629       20,747
Provision for federal income taxes . . .     6,416         864        7,280
                                         ---------     -------     --------
Net income . . . . . .                     $11,702     $ 1,765      $13,467

Weighted average shares outstanding. . . 6,518,422   1,035,120    7,977,941
Net income per share .                       $1.80       $1.70        $1.69

- ---------------
(1) The historical financial information for Central is for the year ended December 31, 1994.

See accompanying Notes to Pro Forma Condensed Combined Financial Statements.

           Pro Forma Condensed Combined Statement of Operations
                     Year Ended September 30, 1993 (1)
                                (unaudited)

                                                                   Pro Forma
                                         InterWest     Central     Combined
                                         ---------     -------     --------
                                        (In thousands, except per share data)
Interest income. . . .                     $63,282      $9,753      $73,035
Interest expense . . .                      31,899       3,528       35,427
                                         ---------     -------     --------
Net interest income. .                      31,383       6,225       37,608

Provision for loan losses. . .               1,399         --         1,399
Net interest income after provision      ---------     -------     --------
 for loan losses . . .                      29,984       6,225       36,209

Other Income:
 Service charges and fee income. . . . .     2,084       1,112        3,196
 Income from real estate operations. . .       --          --           --
 Gains on sales of loans and
  mortgage-backed securities .               3,157         399        3,556
 Other income. . . . .                       2,040         122        2,162
                                         ---------     -------     --------
     Total . . . . . .                       7,281       1,633        8,914

Other Expenses:
 Compensation and benefits . .               9,443       2,653       12,096
 Occupancy and equipment . . .               4,077       1,006        5,083
 Other . . . . . . . .                       7,463       1,636        9,099
                                         ---------     -------     --------
     Total . . . . . .                      20,983       5,295       26,278

Income before taxes. .                      16,282       2,563       18,845
Provision for federal income taxes . . .     5,613         749        6,362
                                         ---------     -------     --------
Net income . . . . . .                     $10,669      $1,814      $12,483

Weighted average shares outstanding. . . 6,466,541   1,023,001    7,908,972
Net income per share .                       $1.65       $1.77        $1.58

- ---------------
(1) The historical financial information for Central is for the year ended December 31, 1993.


See accompanying Notes to Pro Forma Condensed Combined Financial Statements.

Notes to Pro Forma Condensed Combined Financial Statements

Note 1. Periods Combined

   InterWest's consolidated statements of operation for each of the years in the three-year period ended September 30, 1995 and the nine months ended June 30, 1996 have been combined with the Central consolidated statements of operations for each of the years in the three-year period ended December 31, 1995 and the nine months ended June 30, 1996.

   The InterWest consolidated statement of financial condition as of June 30, 1996 has been combined with the Central consolidated statement of financial condition as of June 30, 1996.

Note 2. Pro Forma Net Income Per Share

   The pro forma condensed combined statements of income for InterWest and Central have been prepared as if the Merger was completed at the beginning of the periods presented. Pro forma combined net income per share is based upon combined historical net income for InterWest and Central divided by the average pro forma common shares of the combined entities.

Note 3. Basis of Presentation

   Pro forma basis of presentation. The pro forma condensed combined financial statements reflect the issuance of 1,431,594 shares of InterWest common stock in exchange for an aggregate of 1,015,315 shares of Central common stock in connection with the Merger based on an exchange ratio of 1.41 shares of InterWest common stock for every share of Central common stock.

   Merger transaction costs. InterWest and Central estimate they will incur direct transaction costs of approximately $900,000 associated with the Merger, consisting of transaction fees for investment bankers, attorneys, accountants, financial printing and other related charges. These nonrecurring costs will be charges to operations in the fiscal quarter in which the Merger is consummated. The pro forma condensed combined statement of financial condition gives effect to such expenses as if they had been accrued as of June 30, 1996, but the effect of these costs have not been reflected in the pro forma condensed combined statements of operations.

Note 4. Conforming Adjustments

   There have been no adjustments required to conform the accounting policies of the combined company. There are no intercompany transactions.

                                SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      INTERWEST BANCORP, INC.



                                         /S/H. GLENN MOUW
DATE:  September 13, 1996             By:-----------------
                                         H. Glenn Mouw
                                         Executive Vice President

                                Exhibit 99

FOR RELEASE TUESDAY, SEPTEMBER 3, 1996
For more information contact:
Carla Tucker, Vice President/Controller - (360) 679-4181
Gina Dyer, Corporate Relations - (360) 679-4181

               INTERWEST BANCORP, INC. COMPLETES ACQUISITION
                         OF CENTRAL BANCORPORATION



Oak Harbor, WA - September 3, 1996 - InterWest Bancorp, Inc., (Nasdaq:IWBK) announced today it completed its merger with Central Bancorporation of Wenatchee, Washington effective August 31, 1996. This further diversifies InterWest's operations into commercial banking activities and enhances the long-term value of the company. Central operated ten full service branch offices in Central and North Central Washington and had $203.3 million in assets, $180.0 million in deposits and $16.5 million in stockholders' equity at June 30, 1996.

   Under the terms of the merger, each share of Central Bancorporation common stock has been converted into 1.41 shares of InterWest Bancorp, Inc., common stock. Approximately 1,431,600 shares are being issued in this transaction. Instructions for exchanging stock certificates will be mailed to former Central Bancorporation shareholders in early September.

   Now that the merger is complete, InterWest will operate the ten Central bank offices under the name of InterWest Bank. "We are pleased that the merger had been finalized and are quickly implementing strategies for business banking company wide," said Stephen M. Walden, president and chief executive officer of InterWest. "Central Bancorporation has a proven record of success in this area which will help us to effectively enter the business banking arena," Walden added.

   "Customers of both banks now have more branch office locations and financial products and services to choose from," said Gary Bolyard, president and chief executive officer of Central Bancorporation, who will become Vice Chairman/Commercial Banking of InterWest. "Our shareholders will benefit from the active trading of InterWest's stock and the potential for further in-market acquisitions of other community banks located in non-metropolitan cities."

   With assets of approximately $1.6 billion, InterWest Bancorp, Inc., is the third largest Washington-based bank holding company in Washington State. InterWest offers a full range of non-traditional financial products through InterWest Financial Services Inc., insurance products through InterWest Insurance Agency, Inc., and brokered loan products through Cornerstone Northwest Mortgage. InterWest Bank now operates 37 branch offices throughout Central and Western Washington.